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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-67145 and 33-8111) and in the Registration Statements on Form S-8 (Nos. 333-29993, 33-65187, 33-65185, 33-65183, 33-65181,
33-31530, 33-17963, 2-79437 and 2-47905) of The Goodyear Tire & Rubber Company
of our report dated February 5, 2001, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.











/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP








Cleveland, Ohio
March 1, 2001



                                     X-23-1